UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2010

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement. On May 25, 2010 Intersil Corporation (“Intersil”) and Intersil’s President and Chief Executive Officer, David B. Bell (“Mr. Bell”), entered into an Employment Agreement (the “Agreement”) superseding an employment agreement between Intersil and Mr. Bell which became effective on April 4, 2008. Under the terms of the Agreement, Mr. Bell will continue to be employed as President and Chief Executive Officer of Intersil and will also be nominated as a member of Intersil’s Board of Directors (the “Board”) during each year of his employment. The initial term of the Agreement begins on May 4, 2010 and ends on May 3, 2013, with the term being automatically extended for successive one-year periods beginning May 4, 2013 unless either party gives the other party six (6) months prior written notice of non-renewal. In the event that Intersil elects to not renew the term of the Agreement, then upon Mr. Bell’s termination by Intersil without “cause” or by Mr. Bell due to an “involuntary termination” (as such terms are defined in the Employment Agreement), Mr. Bell’s stock options and deferred stock units will vest in full and Mr. Bell’s performance units will vest to the extent applicable performance levels are achieved.

Pursuant to the Agreement, Mr. Bell’s annual base salary will be $600,000 per year (subject to review and increase by the Compensation Committee of the Board) and he will be eligible to earn a target annual bonus of up to $660,000. Mr. Bell’s incentive compensation is also subject to a claw-back in the event of a restatement of Intersil’s financial statements due to Mr. Bell’s fraud. Mr. Bell will be entitled to certain severance benefits in the event that he is terminated without cause or due to an involuntary termination during the employment term, consisting of two years of continued base salary; four semi-annual payments of 55% of his base salary; vesting of his deferred stock units and stock options in an amount equal to the amount that would have vested over the eighteen (18) month period commencing on the date of his termination (in no event less than 50% vesting upon such a termination); vesting of a pro-rated number of unvested performance units to the extent applicable performance levels are achieved; reimbursement for life insurance premiums for up to one year; retiree medical coverage (if eligible) under Intersil’s retiree medical plan for Mr. Bell and his spouse at Intersil’s expense until Mr. Bell or his spouse, as applicable, becomes eligible for Medicare or covered by another employer’s health plan; and, if not eligible for retiree medical coverage, continued health insurance (through reimbursements from Intersil) for a period of one year. Mr. Bell will also be entitled to certain severance benefits in the event that he incurs a termination due to his death or disability during the employment term, consisting of a lump sum payment equal to twelve (12) months of his base salary; a pro-rata payment of 110% of his base salary; twelve (12) months of accelerated vesting of his deferred stock units and stock options (with his options remaining exercisable for up to twelve (12) months); and vesting of a pro-rated number of unvested performance units to the extent applicable performance levels are achieved. Severance benefits are conditioned on Mr. Bell’s execution of a release of claims and compliance with certain specified confidentiality, non-solicitation and non-competition obligations.

Change in Control Agreement. On May 25, 2010, Intersil and Mr. Bell entered into an Amended and Restated Executive Change in Control Severance Benefits Agreement (the “Change in Control Agreement”) superseding an executive change in control severance benefits agreement entered into by Intersil and Mr. Bell on April 4, 2008. The Change in Control Agreement provides that in the event that Mr. Bell’s employment terminates due to an “involuntary termination” or a “voluntary termination for good reason” (as such terms are defined in the Change in Control Agreement) within twelve (12) months following the effective date of a “change in control” (as defined in the Change in Control Agreement), Mr. Bell will be entitled to receive continued base salary for a period of two years; four semi-annual payments of 55% of his annual base salary; reimbursement for life insurance premiums for two years; retiree medical coverage (if eligible) under Intersil’s retiree medical plan for Mr. Bell and his spouse at Intersil’s expense until Mr. Bell or his spouse, as applicable, becomes eligible for Medicare or covered by another employer’s health plan; and, if not eligible for retiree medical coverage, continued health insurance (through reimbursements from Intersil) for a period of two years. In addition, all stock options, deferred stock units, and restricted stock granted to Mr. Bell by Intersil during his employment with Intersil will immediately become fully vested (to the extent, if applicable, the relevant performance levels are achieved), with his stock options remaining exercisable for up to twelve (12) or twenty-four (24) months following his termination (depending on when the stock options were granted). If the benefits payable to Mr. Bell under the Change in Control Agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits payable to Mr. Bell may be reduced if such a reduction results in Mr. Bell receiving a greater net after-tax amount than if such benefits were not reduced. Mr. Bell’s receipt of any benefits under the Change in Control Agreement is subject to his execution of a release of claims. In addition, to the extent that a termination of employment is covered under both the Employment Agreement and the Change in Control Agreement, Mr. Bell will receive benefits under only the Change in Control Agreement.

The foregoing descriptions do not purport to be complete and are qualified in their entireties by reference to the full texts of the Employment Agreement and the Change in Control Agreement, which documents are each filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Intersil Corporation and David Bell, effective as of May 4, 2010.

10.2	Amended and Restated Executive Change in Control Severance Benefits Agreement between Intersil Corporation and David B. Bell, effective as of May 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: May 27, 2010	By:	/s/ Thomas C. Tokos
Name: Thomas C. Tokos
Title: Sr. Vice President, General Counsel and Secretary